Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

a.Registration Statement (Form S-8 No. 333-209854) pertaining to the NovoCure Limited Employee Share Purchase Plan, the NovoCure Limited 2015 Omnibus Incentive Plan, the NovoCure Limited 2013 Share Option Plan and the Standen Limited 2003 Share Option Plan,
b.Registration Statement (Form S-8 No. 333-217619) pertaining to the NovoCure Limited Employee Share Purchase Plan and the NovoCure Limited 2015 Omnibus Incentive Plan,
c.Registration Statement (Form S-8 No. 333-224606) pertaining to the NovoCure Limited 2015 Omnibus Incentive Plan,
d.Registration Statement (Form S-8 No. 333-232896) pertaining to the NovoCure Limited Employee Share Purchase Plan, the NovoCure Limited 2015 Omnibus Incentive Plan,
e.Registration Statement (Form S-8 No. 333-236862) pertaining to the NovoCure Limited Employee Share Purchase Plan, the NovoCure Limited 2015 Omnibus Incentive Plan, and
f.Registration Statement (Form S-8 No. 333-253499) pertaining to the NovoCure Limited Employee Share Purchase Plan, the NovoCure Limited 2015 Omnibus Incentive Plan.

of our reports dated February 24, 2022, with respect to the consolidated financial statements of NovoCure Limited and the effectiveness of internal control over financial reporting of NovoCure Limited included in its Annual Report (Form 10-K) of NovoCure Limited for the year ended December 31, 2021 filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ KOST FORER GABBAY AND KASIERER
February 24, 2022	A member of Ernst & Young Global